UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2015

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to JPM Repo Facility

On December 29, 2015, Realty Finance Trust, Inc. (the “Company”) and its indirect wholly-owned subsidiary, RFT JPM Loan, LLC (the “Seller”), entered into Amendment No. 3 (the “JPM Repo Facility Amendment”) to the Uncommitted Master Repurchase Agreement entered into by the Seller and JPMorgan Chase Bank, National Association (“JPM”) on June 18, 2014 (the “JPM Repo Facility”).  The JPM Repo Facility Amendment, among other things, (i) requires JPM to immediately release certain of the Company’s funds that were being retained by JPM; (ii) requires JPM, subject to its credit approval, to enter into new repurchase transactions with respect to eight new first mortgage loans, a portion of the advance proceeds of which will be used by the Company to repurchase any mezzanine loan collateral on the JPM Repo Facility on or before January 31, 2016; (iii) establishes a maximum aggregate advance rate depending on the number of assets remaining on the JPM Repo Facility; (iv) establishes a liquidity reserve of up to $5.0 million; (v) establishes a mechanism whereby any principal proceeds received from the repayment or prepayment of an underlying loan will first be applied to make an advance rate reduction payment equal to 1.2 times the repurchase price of such loan, with any excess amount to be applied to reduce the repurchase prices of all other assets on the JPM Repo Facility; and (vi) imposes a liquidity requirement for the Company in an amount equal to the greater of (x) $25.0 million and (y) the Company’s maximum potential future funding obligations for the next three-month period on a pro forma basis. The description of the JPM Repo Facility Amendment above is a summary and is qualified in its entirety by the terms of the amendment which will be filed with the Company’s next Annual Report on Form 10-K.

Amendment to Barclays Guaranty under Barclays Repo Facility

On December 30, 2015, the Company entered into the First Amendment to Guaranty (the “Barclays Guaranty Amendment”) to the Guaranty (the “Guaranty”), made by the Company for the benefit of Barclays Bank PLC (“Barclays”) on September 5, 2014. The Guaranty was made in connection with the Master Repurchase Agreement, dated as of September 5, 2014 (the “Barclays Repo Facility”), between the Company, through its indirect wholly-owned subsidiary, RFT BB Loan, LLC, and Barclays. The Barclays Guaranty Amendment, among other things, (i) amends the definition of “Liquidity Amount” to include only cash liquidity plus readily marketable unencumbered investment securities; (ii) requires the Company to maintain the ratio of total liabilities to total assets of the Company to be equal to or less than 0.75 to 1.0; and (iii) requires the Company to maintain cash liquidity of at least $10.0 million. The description of the Barclays Guaranty Amendment above is a summary and is qualified in its entirety by the terms of the amendment which will be filed with the Company’s next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY FINANCE TRUST, INC.

Date: January 5, 2016	By:	/s/ Peter M. Budko
Peter M. Budko
Chief Executive Officer